FIFTH AMENDMENT TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


     This Fifth Amendment to Amended and Restated Credit Agreement (this "Amendment") dated as of February 1, 2005, by and among LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch (such bank herein referred to as the "Lender"), Cantar/Polyair Canada Limited, an Ontario corporation ("Cantar Canada") and Cantar Pool Products Limited (formerly Atlantic Pool Products Limited), an Ontario corporation (collectively with Cantar Canada the "Borrowers").

                             Preliminary Statements

     The Lender and the Borrowers entered into that certain Amended and Restated Credit Agreement dated as of May 8, 2003 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of December 15, 2003, by the Second Amendment to Amended and Restated Credit Agreement dated as of July 1, 2004, by the Third Amendment to Amended and Restated Credit Agreement dated as of September 28, 2004 and by the Fourth Amendment to Amended and Restated Credit Agreement dated as of October 31, 2004, collectively, the "Loan Agreement"). Each capitalized term which is used but not defined in this Amendment shall have the meaning set forth in the Loan Agreement.

     The Borrowers have requested that the Lender amend the Loan Agreement in certain respects.

     The Lender has agreed to such request, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth herein, the Loan Agreement hereby is amended as follows:

     (a) The defined term "Applicable Overadvance Amount" set forth in Section 1 of the Loan Agreement is hereby amended as follows:


          "Applicable Overadvance Amount" shall mean, with respect to any Borrower, an amount equal to (x)(i) at any time on or prior to April 30, 2005, Five Million and No/100 U.S. Dollars (U.S.$5,000,000), or the Canadian Dollar Equivalent Amount, (ii) during the period commencing on May 1, 2005 and ending on May 31, 2005, Four Million Five Hundred Thousand and No/100 U.S. Dollars (U.S.$4,500,000), or the Canadian Dollar Equivalent Amount, (iii) during the period commencing on June 1, 2005 and ending on June 30, 2005, Three Million Five Hundred Thousand and No/100 U.S. Dollars (U.S.$3,500,000), or the Canadian Dollar Equivalent Amount, (iv) during the period commencing on July 1, 2005 and ending on July 31, 2005, Two Million Five Hundred Thousand and No/100 U.S. Dollars (U.S.$2,500,000), or the Canadian Dollar Equivalent Amount, and (v) at any time after July 31, 2005, $0 minus (y) the sum of the advances with respect to subsections 2(a)(i)(D) and 2(a)(ii)(F) of the U.S. Loan and Security Agreement.

     2. Representations and Warranties of The Borrowers. Each of the Borrowers represents and warrants that, as of the date hereof:

     (a) Such Borrower has the right and power and is duly authorized to enter into this Amendment;

     (b) No Event of Default or an event or condition which upon notice, lapse of time or both will constitute an Event of Default has occurred and is continuing;

     (c) The execution, delivery and performance by such Borrower of this Amendment and the other agreements to which such Borrower is a party (i) have been duly authorized by all necessary action on its part; (ii) do not and will not, by the lapse of time, giving of notice or otherwise, violate the provisions of the terms of its Articles or Certificate of Incorporation or By-Laws, or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which such Borrower is a party, or which purports to be binding on such Borrower or any of its properties; (iii) do not and will not, by lapse of time, the giving of notice or otherwise, contravene any governmental restriction to which such Borrower or any of its properties may be subject; and (iv) do not and will not, except as contemplated in the Loan Agreement, result in the imposition of any lien, charge, security interest or encumbrance upon any of such Borrower's properties under any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which such Borrower is a party or which purports to be binding on such Borrower or any of its properties;

     (d) No consent, license, registration or approval of any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment; and

     (e) This Amendment has been duly executed and delivered by such Borrower and is enforceable against such Borrower in accordance with its terms.

     3. Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions precedent:

     (a) The Borrowers and the Guarantors shall have executed and delivered to the Lender this Amendment, the documents listed on Exhibit "A" attached hereto and such other agreements, documents and instruments as the Lender may otherwise reasonably require shall have been executed and delivered to the Lender, all of which shall be in form and substance satisfactory to the Lender(and LaSalle Business Credit, LLC);

     (b) Cantar/Polyair Corporation and the other parties to the U.S. Loan and Security Agreement shall deliver to LaSalle Business Credit, LLC, as agent, an amendment to the U.S. Loan and Security Agreement, in form and substance satisfactory to the Lender and its legal counsel;

     (c)  Borrowers  shall  have  paid to the  Lender an  amendment  fee of U.S.
$8,478;

     (d) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Lender and its legal counsel; and

     (e) The absence of any Event of Default or any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

     4. Fees and Expenses. The Borrowers agree to pay all legal fees and other expenses, whether for in-house or outside counsel, incurred by the Lender in connection with this Amendment, and the documents and registrations listed on Exhibit "A" attached hereto. The Borrowers covenant and undertake to pay in full or to cause Faircove Investments Inc. ("Faircove") to pay in full the cost of the title insurance to be issued in favour of the Bank in connection with the charge/mortgage of land to be delivered by Faircove in favour of the Bank (charging title to the real property municipally known as 330 Humberline Drive, Toronto, Ontario) (the "Humberline Mortgage") within two (2) Business Days after the registration of the Humberline Mortgage.

     5. Loan Agreement Remains in Force. Except as specifically amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and this Amendment shall not be a waiver of any rights or remedies which the Lender has provided for in the Loan Agreement and all such terms and conditions are herewith ratified, adopted, approved and accepted.

     6. No Novation. This Amendment is not intended to nor shall be construed to create a novation or accord and satisfaction with respect to any of the Liabilities.

     7. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     8. Ratification. Except as expressly modified hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the provisions of the Loan Agreement and each Other Agreement are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.


                            ABN AMRO BANK N.V., CANADA BRANCH

                            By: _________________________________
                            Its: _________________________________


                            By: _________________________________
                            Its: _________________________________


                            CANTAR/POLYAIR CANADA LIMITED

                            By: _________________________________
                            Its: _________________________________


                            CANTAR POOL PRODUCTS LIMITED
                            (formerly known as Atlantic Pool Products Limited)

                            By: _________________________________
                            Its: _________________________________


Consented and agreed to by the
following guarantors of the Liabilities


CANTAR/POLYAIR CORPORATION

By: _____________________________
Its: _____________________________


MABEX UNIVERSAL CORPORATION

By: _____________________________
Its: _____________________________


PERFORMA CORP.

By: _____________________________
Its: _____________________________


CANTAR POOL PRODUCTS CORPORATION (formerly known as
Atlantic Pool Products Corporation)

By: _____________________________
Its: _____________________________



C/P INTERNATIONAL CORP., INC.

By: _____________________________
Its: _____________________________


CANTAR/POLYAIR INC.

By: _____________________________
Its: _____________________________


FAIRCOVE INVESTMENTS INC.

By: _____________________________
Its: _____________________________


POLYAIR MACHTECH, INC.

By: _____________________________
Its: _____________________________
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                                   Exhibit "A"

                       (attach list of closing documents)